Exhibit 99.1

TORONTO, ON — (Market wire) — 11/02/16 — Chess Supersite Corp. (OTC PINK: CHZP) is working on its marketing efforts to increase its Club (premium) Membership and therefore its revenue. The company has signed an agreement with the marketing and promotion firm Electric Fire Media. Also the Company is expanding its new chess event: revenue producing "Chess Stars' Camps" based on its patent pending revolutionary contests "Choose Your Moves and Win!" The first such Camp was successfully held in Tampa, Fl., and four more are scheduled in the next few weeks: Miami, Fl., Atlanta, Georgia, Orlando, Fl. and Tampa, Fl. — a repeated one! During the Camp participants are watching our proprietary video (https://www.youtube.com/c/Chessstars) where legendary Garry Kasparov and US rising star GM Wesley So explain why our event will make you a stronger player! It is a unique chess experience: a sophisticated blend of education and entertainment into one package improving one's chess with a lot of fun! Camps are featuring individual chess instructions, learning about today's technological resources, including the use of many features of our own site www.chessstars.com as well as Live Internet broadcast of our contest with PRIZES.

Chess Supersite Corporation

Sasha Starr

647-964-4556

alexander.starr@gmail.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.